EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES FOURTH QUARTER 2018 RESULTS

VERO BEACH, Fla. (February 21, 2019) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended December 31, 2018.

Fourth Quarter 2018 Highlights

•	Net loss of $26.4 million, or $0.52 per common share, which consists of:
•	Net interest income of $17.3 million, or $0.34 per common share
•	Total expenses of $3.0 million, or $0.06 per common share
•	Net realized and unrealized losses of $40.7 million, or $0.80 per share, on RMBS and derivative instruments, including net interest income on interest rate swaps
•	Fourth quarter and full year total dividends declared and paid of $0.24 and $1.07 per common share, respectively
•	Since its initial public offering, the Company has declared dividends equaling $10.065 per common share
•	Book value per share of $6.84 at December 31, 2018
•
6.3% economic loss on common equity for the quarter, or 25.4% annualized, comprised of $0.24 dividend per common share and $0.72 decrease in net book value per common share, divided by beginning book value per share

•
Repurchased 2,910,561 shares for approximately $18.7 million during the fourth quarter. Repurchased 469,975 shares for approximately $3.0 million subsequent to December 31, 2018. These amounts equal 6.5% of the shares outstanding as of September 30, 2018

•	To date, the Company has repurchased 10.43% of all of the shares issued by the Company since its inception
•	Company to discuss results on Friday, February 22, 2019, at 10:00 AM ET
•	Supplemental materials to be discussed on the call can be downloaded from the investor relations section of the Company’s website at www.orchidislandcapital.com

Details of Fourth Quarter 2018 Results of Operations

The Company reported net loss of $26.4 million for the three month period ended December 31, 2018, compared with net loss of $6.0 million for the three month period ended December 31, 2017.  The fourth quarter net loss included net interest income of $17.3 million, net portfolio losses of $40.7 million (which includes realized and unrealized losses on RMBS and derivative instruments, and net interest income realized on interest rate swaps), management fees and allocated overhead of $1.8 million, audit, legal and other professional fees of $0.2 million, and other operating, general and administrative expenses of $1.0 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio (“PT RMBS”), and the structured RMBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  As of September 30, 2018, approximately 65% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At December 31, 2018, the allocation to the PT RMBS portfolio decreased 7% to approximately 58%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest-
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - September 30, 2018	$3,378,940	$111,929	$23,087	$135,016	$3,513,956
Securities purchased	858,263	77,162	-	77,162	935,425
Securities sold	(1,287,182)	(56,434)	-	(56,434)	(1,343,616)
Losses on sales	(4,500)	(2,439)	-	(2,439)	(6,939)
Return of investment	n/a	(6,292)	(902)	(7,194)	(7,194)
Pay-downs	(88,596)	n/a	n/a	n/a	(88,596)
Premium lost due to pay-downs	(2,800)	n/a	n/a	n/a	(2,800)
Mark to market gains (losses)	20,212	(7,511)	1,566	(5,945)	14,267
Market value - December 31, 2018	$2,874,337	$116,415	$23,751	$140,166	$3,014,503

The tables below present the allocation of capital between the respective portfolios at December 31, 2018 and September 30, 2018, and the return on invested capital for each sub-portfolio for the three month period ended December 31, 2018.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately (6.9)% and (4.5)%, respectively, for the fourth quarter of 2018.  The combined portfolio generated a return on invested capital of approximately (6.1)%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest-
	Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2018
Market value	$2,874,337	$116,415	$23,751	$140,166	$3,014,503
Cash(1)	348,009	-	-	-	348,009
Borrowings(2)	(3,025,052)	-	-	-	(3,025,052)
Total	$197,294	$116,415	$23,751	$140,166	$337,460
% of Total	58.5%	34.5%	7.0%	41.5%	100.0%
September 30, 2018
Market value	$3,378,940	$111,929	$23,087	$135,016	$3,513,956
Cash	195,321	-	-	-	195,321
Borrowings(3)	(3,321,803)	-	-	-	(3,321,803)
Total	$252,458	$111,929	$23,087	$135,016	$387,474
% of Total	65.2%	28.8%	6.0%	34.8%	100.0%

(1)	At December 31, 2018, cash was increased by unsettled sales of approximately $220.3 million, which have already been reflected in the market value of the portfolio.
(2)
At December 31, 2018, there were outstanding repurchase agreement balances of $91.7 million secured by IO securities and $11.9 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(3)
At September 30, 2018, there were outstanding repurchase agreement balances of $79.6 million secured by IO securities and $41.4 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended December 31, 2018
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest-
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (net of borrowing cost)	$14,910	$1,624	$729	$2,353	$17,263
Realized and unrealized gains / (losses)	12,913	(9,950)	1,566	(8,384)	4,529
Derivative losses	(45,235)	n/a	n/a	n/a	(45,235)
Total Return	$(17,412)	$(8,326)	$2,295	$(6,031)	$(23,443)
Beginning Capital Allocation	$252,458	$111,929	$23,087	$135,016	$387,474
Return on Invested Capital for the Quarter(1)	(6.9)%	(7.4)%	9.9%	(4.5)%	(6.1)%
Average Capital Allocation(2)	$224,876	$114,172	$23,419	$137,591	$362,467
Return on Average Invested Capital for the Quarter(3)	(7.7)%	(7.3)%	9.8%	(4.4)%	(6.5)%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter ended December 31, 2018, Orchid received $93.0 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 7.2%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
December 31, 2018	6.7	9.0	7.2
September 30, 2018	7.5	11.5	8.6
June 30, 2018	8.7	11.8	9.8
March 31, 2018	6.5	11.6	7.7
December 31, 2017	7.0	13.6	9.1
September 30, 2017	8.3	14.9	10.3
June 30, 2017	7.0	12.7	9.5
March 31, 2017	7.5	14.3	9.9

Portfolio

The following tables summarize certain characteristics of Orchid’s PT RMBS and structured RMBS as of December 31, 2018 and December 31, 2017:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
December 31, 2018
Adjustable Rate RMBS	$1,437	0.0%	4.75%	190	1-Sep-35	4.51	10.04%	2.76%
Fixed Rate RMBS	2,130,974	70.7%	4.28%	275	1-Nov-48	NA	NA	NA
Fixed Rate CMOs	741,926	24.6%	4.27%	348	15-Oct-44	NA	NA	NA
Total Mortgage-backed Pass-through	2,874,337	95.3%	4.27%	294	1-Nov-48	NA	NA	NA
Interest-Only Securities	116,415	3.9%	3.74%	254	25-Jul-48	NA	NA	NA
Inverse Interest-Only Securities	23,751	0.8%	2.65%	297	15-Jul-47	NA	4.52%	NA
Total Structured RMBS	140,166	4.7%	3.55%	264	25-Jul-48	NA	NA	NA
Total Mortgage Assets	$3,014,503	100.0%	4.06%	286	1-Nov-48	NA	NA	NA
December 31, 2017
Adjustable Rate RMBS	$1,754	0.0%	3.95%	206	1-Sep-35	5.50	10.05%	2.00%
Fixed Rate RMBS	3,594,533	96.0%	4.25%	338	1-Dec-47	NA	NA	NA
Hybrid Adjustable Rate RMBS	27,398	0.7%	2.59%	301	1-Aug-43	59.77	7.59%	2.00%
Total Mortgage-backed Pass-through	3,623,685	96.7%	4.24%	338	1-Dec-47	NA	NA	NA
Interest-Only Securities	86,918	2.3%	3.75%	262	15-Apr-47	NA	NA	NA
Inverse Interest-Only Securities	34,208	1.0%	4.02%	318	15-Jul-47	NA	5.11%	NA
Total Structured RMBS	121,126	3.3%	3.82%	278	15-Jul-47	NA	NA	NA
Total Mortgage Assets	$3,744,811	100.0%	4.23%	336	1-Dec-47	NA	NA	NA

($ in thousands)
	December 31, 2018		December 31, 2017
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$1,527,055	50.7%	$2,242,213	59.9%
Freddie Mac	1,483,406	49.2%	1,496,615	40.0%
Ginnie Mae	4,042	0.1%	5,983	0.1%
Total Portfolio	$3,014,503	100.0%	$3,744,811	100.0%

	December 31, 2018	December 31, 2017
Weighted Average Pass-through Purchase Price	$104.57	$107.52
Weighted Average Structured Purchase Price	$15.14	$13.82
Weighted Average Pass-through Current Price	$103.64	$106.79
Weighted Average Structured Current Price	$14.04	$12.50
Effective Duration(1)	2.078	2.989
(1)
Effective duration of 2.078 indicates that an interest rate increase of 1.0% would be expected to cause a 2.078% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2018.  An effective duration of 2.989 indicates that an interest rate increase of 1.0% would be expected to cause a 2.989% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2017. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of December 31, 2018, the Company had outstanding repurchase obligations of approximately $3,025.1 million with a net weighted average borrowing rate of 2.65%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $3,214.4 million and cash pledged to counterparties of approximately $7.0 million. The Company’s leverage ratio at December 31, 2018 was 9.1 to 1. At December 31, 2018, the Company’s liquidity was approximately $131.2 million, consisting of unpledged RMBS and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of our outstanding borrowings under repurchase obligations at December 31, 2018.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
RBC Capital Markets, LLC	$441,529	14.5%	2.62%	$30,458	25
Mirae Asset Securities (USA) Inc.	343,137	11.3%	2.53%	18,433	41
J.P. Morgan Securities LLC	335,410	11.1%	2.57%	20,883	12
ING Financial Markets LLC	325,585	10.8%	2.61%	19,806	20
Wells Fargo Bank, N.A.	264,044	8.7%	2.68%	15,831	35
Cantor Fitzgerald & Co.	250,738	8.3%	2.56%	13,908	45
Mitsubishi UFJ Securities (USA), Inc.	205,392	6.8%	2.55%	11,758	47
ABN AMRO Bank N.V.	156,037	5.2%	2.59%	5,490	31
ICBC Financial Services, LLC	137,667	4.6%	2.68%	8,093	62
Citigroup Global Markets, Inc.	112,817	3.7%	2.61%	9,588	27
FHLB-Cincinnati	97,280	3.2%	3.92%	2,744	2
South Street Securities, LLC	82,833	2.7%	2.57%	5,150	30
Natixis, New York Branch	57,709	1.9%	2.80%	7,101	16
Lucid Cash Fund USG LLC	50,814	1.7%	2.71%	4,584	17
ASL Capital Markets Inc.	38,906	1.3%	2.55%	1,992	44
BMO Capital Markets Corp.	35,481	1.2%	2.70%	2,171	14
Guggenheim Securities, LLC	26,395	0.9%	2.66%	1,410	60
Lucid Prime Fund LLC	21,424	0.7%	2.74%	2,703	17
Merrill Lynch, Pierce, Fenner & Smith Inc	18,061	0.6%	3.06%	6,276	28
ED&F Man Capital Markets Inc.	13,751	0.5%	2.60%	833	38
J.V.B. Financial Group, LLC	10,042	0.3%	2.54%	694	46
Total / Weighted Average	$3,025,052	100.0%	2.65%	$189,906	31

(1)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At December 31, 2018, such instruments were comprised of Treasury note (“T-Note”) and Eurodollar futures contracts, interest rate swaps, options to enter into interest rate swaps (“interest rate swaptions”) and “to-be-announced” (“TBA”) securities transactions.

The table below presents information related to the Company’s Eurodollar and T-Note futures contracts at December 31, 2018.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2019	$1,650,000	2.25%	2.64%	$7,036
2020	1,800,000	2.74%	2.45%	(4,503)
Total / Weighted Average	$1,725,000	2.51%	2.54%	$2,533

Treasury Note Futures Contracts (Short Positions)(2)
March 2019 5-year T-Note futures
(Mar 2019 - Mar 2024 Hedge Period)	$165,000	3.22%	2.83%	$(3,185)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $114.69 at December 31, 2018. The notional contract value of the short position was $189.2 million.

The table below presents information related to the Company’s interest rate swap positions at December 31, 2018.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 1 to ≤ 3 years	$1,000,000	1.62%	2.63%	$10,365	1.4
> 3 to ≤ 5 years	260,000	2.01%	2.68%	4,192	3.4
	$1,260,000	1.70%	2.64%	$14,557	1.8

The following table presents information related to our interest rate swaption positions as of December 31, 2018.

($ in thousands)
	Option			Underlying Swap
			Weighted			Average	Weighted
			Average		Average	Adjustable	Average
		Fair	Months to	Notional	Fixed	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
Payer Swaptions
≤ 1 year	$7,805	$123	1.4	$700,000	3.20%	3 Month	9.0

The following table summarizes our contracts to purchase and sell TBA securities as of December 31, 2018.

($ in thousands)
	Notional			Net
	Amount	Cost	Market	Carrying
	Long (Short)(1)	Basis(2)	Value(3)	Value(4)
December 31, 2018
30-Year TBA securities:
3.0%	$(250,000)	$(240,164)	$(243,906)	$(3,742)
	$(250,000)	$(240,164)	$(243,906)	$(3,742)

(1)	Notional amount represents the par value (or principal balance) of the underlying Agency RMBS.
(2)	Cost basis represents the forward price to be paid (received) for the underlying Agency RMBS.
(3)	Market value represents the current market value of the TBA securities (or of the underlying Agency RMBS) as of period-end.
(4)
Net carrying value represents the difference between the market value and the cost basis of the TBA securities as of period-end and is reported in derivative assets (liabilities) at fair value in our consolidated balance sheets.

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017	1.680	70,717
2018	1.070	55,814
2019 - YTD(1)	0.160	7,796
Totals	$10.065	$241,768

(1)
On January 10, 2019, the Company declared a dividend of $0.08 per share that was paid on February 8, 2019.  On February 13, 2019, the Company declared a dividend of $0.08 per share to be paid on March 8, 2019.  The effect of these dividends are included in the table above, but are not reflected in the Company’s financial statements as of December 31, 2018.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through December 31, 2018.

Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Stub 2013 (Annualized)(4)	(2.8)%	(13.5)%	10.7%
2014 Total Return	13.6%	15.2%	(1.6)%
2015 Total Return	3.8%	(2.9)%	6.7%
2016 Total Return	1.1%	0.0%	1.1%
2017 Total Return	3.0%	12.3%	(9.3)%
Six Month Return - 7/1/18 - 12/31/18	(6.7)%	(7.0)%	0.3%
Three Year Total Return - 1/1/16 - 12/31/18	(3.2)%	2.6%	(5.8)%
Five Year Total Return (1/1/14 to 12/31/18)	14.6%	13.5%	1.1%
Inception to 12/31/18(4)	10.9%	3.7%	7.2%
First Quarter 2018	(3.6)%	(4.5)%	0.9%
Second Quarter 2018	0.5%	0.1%	0.4%
Third Quarter 2018	(0.6)%	(0.2)%	(0.4)%
Fourth Quarter 2018	(6.3)%	(7.0)%	0.7%
2018 Total Return	(9.2)%	(10.0)%	0.8%

Source: SEC filings and press releases of Orchid and Peer Group
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)
The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, ANH, CMO, CYS, ARR, HTS, AGNC, AI and DX. HTS was included through Q1 2016. NLY acquired HTS in Q2 2016. HTS is excluded from any measurement periods after Q1 2016. CYS was included through Q2 2018. CYS was acquired by Two Harbors Investment Corp. in Q3 2018. CYS is excluded from measurement periods after Q2 2018.

(3)	Represents the total rate of return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013.  The book value per share at March 31, 2013 was $14.98.

Book Value Per Share

The Company's book value per share at December 31, 2018 was $6.84.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At December 31, 2018, the Company's stockholders' equity was $336.1 million with 49,132,423 shares of common stock outstanding.

Stock Offerings

On August 2, 2017, we entered into an equity distribution agreement (the “August 2017 Equity Distribution Agreement”) with two sales agents pursuant to which we may offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of our common stock in transactions that are deemed to be “at the market” offerings and privately negotiated transactions.  Through December 31, 2018, we issued a total of 7,746,052 shares under the August 2017 Equity Distribution Agreement for aggregate gross proceeds of $76.0 million, and net proceeds of approximately $74.7 million, net of commissions and fees. However, we did not issue any shares under the August 2017 Equity Distribution Agreement during the year ended December 31, 2018.

Stock Repurchase Program

On July 29, 2015, the Board of Directors passed a resolution authorizing the repurchase of up to 2,000,000 shares of the Company’s common stock.  As part of the stock repurchase program, shares may be purchased in open market transactions, block purchases, privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases is determined by the Company in its discretion and is subject to economic and market conditions, stock price, applicable legal requirements and other factors. On February 8, 2018, the Board of Directors approved an increase in the stock repurchase program for up to an additional 4,522,822 shares of the Company’s common stock. The authorization does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at the Company’s discretion without prior notice.

Through December 31, 2018, the Company repurchased a total of 5,195,645 shares at an aggregate cost of approximately $37.3 million, including commissions and fees, for a weighted average price of $7.17 per share. During the year ended December 31, 2018, the Company repurchased a total of 3,979,402 shares at an aggregate cost of approximately $26.4 million, including commissions and fees, for a weighted average price of $6.64 per share. No shares were repurchased during the year ended December 31, 2017. Subsequent to December 31, 2018, the Company repurchased a total of 469,975 shares at an aggregate cost of approximately $3.0 million, including commissions and fees, for a weighted average price of $6.43 per share. The remaining authorization under the repurchase program, as of December 31, 2018, and inclusive of the share repurchases through February 22, 2019, is 1,327,177 shares and 857,202 shares, respectively.

Management Commentary

Commenting on the fourth quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The fourth quarter of 2018 was pivotal.  The trajectory of the growth rate of the U.S. economy, the level of interest rates, and expectations for monetary policy on the part of the Federal Reserve (the “Fed”) changed dramatically during the quarter.  In early October 2018, the Dow Jones Industrial Average (the “Dow”) hit an all-time high level, West Texas Intermediate (“WTI”) crude hit a multi-year high, the unemployment rate dropped to a 49-year low and the yield on the 10-year U.S. Treasury note hit a multi-year high yield.  The Fed appeared fully committed to extending its rate hike regime as Chairman Powell stated, “the Fed was a long way from neutral at this point,” and that “we may go past neutral.”  The market fully expected the Fed to continue its gradual rate hikes into 2019 at that point, although market pricing only reflected two additional rate hikes in 2019 versus the three reflected in the Fed’s “Dot Plots.” Over the course of the fourth quarter, the outlook changed dramatically.

“Over the first two months of the fourth quarter conditions that had previously been supportive of this outlook changed.  Growth rates in a few countries in Europe were slightly negative in Q3 of 2018.  Industrial production, the primary engine of growth for key export-oriented countries in the European Union (“EU”), turned negative on a year-over-year basis during the quarter. Growth in China slowed over the course of the year as each successive quarter was lower than the last, finally hitting 6.4% for the fourth quarter of 2018.  The growth rate for the entire year was the lowest in 28 years.  Earnings reports released by many large U.S. corporations for the third quarter of 2018, released in October and November, contained generally down-beat forward guidance. Management teams frequently referenced both the effects of tariffs imposed on imports during 2018 and slowing growth in Europe, China and the balance of global markets.  Domestic economic data – outside of labor market related data – softened, especially the Institute for Supply Management data released in early December of 2018 (for the month of November), which showed one of the sharpest declines in many years.  The final development that shook the markets was the partial government shutdown, which lasted a record 35 days. As the year came to a close all risk markets performed very badly. The equity markets in the U.S., as measured by the broad indices – the Dow, S&P 500 and Nasdaq – erased essentially all of their year-to-date gains and entered bear-market territory.  Commodity prices declined – and in the case of WTI crude oil by over 43% (peak to trough) – during the quarter. Liquidity in risk markets – typically low over the course of the last two weeks of the year due to holiday absences – was acutely poor in late 2018. Funding levels over the turn of the year were abnormally high – and in extreme instances more than double levels seen just days before December 31, 2018. The yield on the 10-year U.S. Treasury note rallied by over 68 basis points – peak to trough – during the quarter. By the end of the year market pricing – as reflected in Fed funds futures – was for a cut in rates form the current level at some point over 2019 and 2020.

“The Fed took notice of the material change in market sentiment that occurred over the course of the quarter.  The Fed did raise rates at their December 2018 meeting – the ninth increase for the current cycle which began in December of 2015.  However, the tone of the Fed, as reflected in both its press release issued at the conclusion of the meeting, and during Chairman Powell’s press conference – seemed to have changed.  The Chairman stated that the Fed now saw the current level of the overnight Fed funds rate as being at the bottom end of the range of what the Fed considered neutral.  The Chairman acknowledged the Federal Open Market Committee’s (the “FOMC”) awareness of ongoing market events.  Finally, at its January 2019, meeting the Fed stated its policy rate is now in the range of the FOMC’s estimate of neutral.  More importantly, the FOMC now viewed itself as data dependent and that market conditions would determine its next move, whether that be a rate hike or cut.  This represented a dramatic shift in the Fed policy outlook and was perceived as quite dovish by the markets.  Risk markets quickly rallied and have continued to do so in early 2019.

“As we enter 2019, the outlook is far different than it was at the end of the third quarter of 2018.  The risks to the economic outlook – at least in the eyes of the market – are now clearly to the downside. Risks include a potential hard “Brexit” for the United Kingdom from the EU, very weak growth in Europe and China, the trade dispute between the U.S. and China, and the prospect that all of these factors will cause growth in the U.S. to slow materially.  The market now sees at most one more Fed rate hike in 2019 and likely cuts by the end of 2020.

“The Agency RMBS market reacted to market developments during the fourth quarter of 2018 negatively before the market turmoil became severe during the last five weeks of the quarter.  The current coupon, 30-year fixed rate mortgage traded at a spread to the U.S. 10-year Treasury note of approximately 0.74% on October 3, 2018, but then widened to spread just above 0.90% on November 23, 2018.  As the market turmoil intensified and interest rates began a sharp rally in late November 2018, the current coupon mortgage performed well and ended the quarter at a spread to the same U.S. Treasury benchmark of approximately 0.82% and eventually reached 0.75% by the end of January 2019.  For the quarter, the Bloomberg Agency MBS index returned 2.08% and 0.99% for the full year of 2018.  However, the performance was very uneven among the various coupons and maturities of the index.  Lower coupon securities performed much better than higher coupon securities, owing to the worse convexity and increased prepayment expectations of higher coupon securities.

“As was the case at the end of the third quarter of 2018, recent production of Agency RMBS has frequently had characteristics that negatively impact the anticipated total returns of the securities.  In this case, the spread between the weighted average coupon of the underlying mortgage loans and the net rate received by the investor is quite high.  This leads to higher prepayment activity for the given coupon versus more typical spreads.  Also, average loan balances appear higher than what market participants are accustomed to and average FICO scores are higher as well.  All three of these factors tend to increase prepayment expectations and negatively impact expected returns for the securities. This concern was heightened as the Mortgage Bankers Association’s refinancing index, after declining during the fourth quarter of 2018 from approximately 950 at the beginning of the quarter to below 750 at the end of the quarter, increased dramatically to near 1180 during January of 2019.  Going forward, with prevailing mortgage rates available to borrowers now below 4.5%, versus 4.94% for the week of November 8, 2018, combined with the fact that seasonal refinancing activity is due to increase in the coming months, we expect that prepayment characteristics of various securities will be the driver of relative performance.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, February 22, 2019, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 3878826.  The supplemental materials may be downloaded from the investor relations section of the Company’s website at www.orchidislandcapital.com. A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until March 25, 2019.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio positioning and repositioning, hedging levels, inflation, unemployment, the supply and demand for Agency RMBS, the effect of actions of the U.S. government, including the Fed and the FOMC, market expectations, the stock repurchase program and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of December 31, 2018, and December 31, 2017, and the unaudited quarterly results of operations for the twelve and three months ended December 31, 2018 and 2017.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	December 31, 2018	December 31, 2017
ASSETS:
Total mortgage-backed securities	$3,014,503	$3,744,811
Cash, cash equivalents and restricted cash	126,263	246,712
Accrued interest receivable	13,241	14,444
Derivative assets, at fair value	16,885	17,160
Receivable for securities sold	221,746	-
Other assets	2,993	216
Total Assets	$3,395,631	$4,023,343

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$3,025,052	$3,533,786
Dividends payable	3,931	7,429
Derivative liabilities, at fair value	5,947	2,038
Accrued interest payable	6,445	6,516
Due to affiliates	654	797
Other liabilities	17,523	10,566
Total Liabilities	3,059,552	3,561,132
Total Stockholders' Equity	336,079	462,211
Total Liabilities and Stockholders' Equity	$3,395,631	$4,023,343
Common shares outstanding	49,132,423	53,061,904
Book value per share	$6.84	$8.71

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Years Ended December 31,		Three Months Ended December 31,
	2018	2017	2018	2017
Interest income	$154,581	$145,962	$37,002	$40,098
Interest expense	(70,360)	(41,671)	(19,739)	(13,555)
Net interest income	84,221	104,291	17,263	26,543
Losses	(116,646)	(91,118)	(40,707)	(29,540)
Net portfolio (loss) income	(32,425)	13,173	(23,444)	(2,997)
Expenses	11,962	11,166	2,953	2,985
Net (loss) income	$(44,387)	$2,007	$(26,397)	$(5,982)
Basic and diluted net (loss) income per share	$(0.85)	$0.05	$(0.52)	$(0.12)
Weighted Average Shares Outstanding	52,198,175	41,062,039	51,188,425	48,310,191
Dividends Declared Per Common Share:	$1.07	$1.68	$0.24	$0.42

	Three Months Ended December 31,
Key Balance Sheet Metrics	2018	2017
Average RMBS(1)	$3,264,230	$3,837,575
Average repurchase agreements(1)	3,173,428	3,621,931
Average stockholders' equity(1)	364,692	438,306
Leverage ratio(2)	9.1:1	7.7:1

Key Performance Metrics
Average yield on RMBS(3)	4.53%	4.18%
Average cost of funds(3)	2.49%	1.50%
Average economic cost of funds(4)	2.39%	1.91%
Average interest rate spread(5)	2.04%	2.68%
Average economic interest rate spread(6)	2.14%	2.27%

(1)	Average RMBS, borrowings and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)	The leverage ratio is calculated by dividing total ending liabilities by ending stockholders’ equity.
(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.